SUPER MICRO COMPUTER, INC.

ATTESTATION FOR USE OF ELECTRONIC SIGNATURES ON FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION

Pursuant to Rule 302(b)(2) of Regulation S-T

By signing below, I hereby attest that, when using electronic signatures for purposes of Section 302(b)(1) of Regulation S -T (i.e., signing a signature page or other document authenticating, acknowledging, or otherwise adopting my signature that appears in typed form within an electronic filing submitted under the Securities Act of 1933, the Securities Exchange Act of 1934, the Trust Indenture Act of 1939, or the Investment Company Act of 1940 on the U.S. Securities and Exchange Commission's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system), I agree that the use of such electronic signature constitutes the legal equivalent of my manual signature for purposes of authenticating the signature to any filing for which it is provided.

Date: Oct 5th 2026

By: K. G. [signature]

Name: Sheshaprasad Govindaraju Krishnapura

ACKNOWLEDGMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Santa Clara)

On October 5, 2026 before me, See Urango, Notary Public
(insert name and title of the officer)

personally appeared Sheshaprasad Govindaraju Krishnapura,
who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

SEE URANGO
COMM. # 2553937
NOTARY PUBLIC • CALIFORNIA
SANTA CLARA COUNTY
My Comm. Expires April 30, 2030
ENC1

Signature See Urango **(Seal)**